Exhibit 99.3

Frequently Asked Questions Regarding the Announcement:

Question: Where can I find more details about the transaction between Lionsgate’s studio business and Screaming Eagle?

Answer: Please find the investor presentation on the Events & Presentations section (a sub-header under “News & Events”) of Lionsgate’s Investor Relations website (http://investors.lionsgate.com).

Question: When do you expect to close the transaction?

Answer: Lionsgate’s management expects the transaction to close in the spring of 2024, subject to satisfaction of closing conditions.

Question: What is the rationale for the transaction?

Answer: Lionsgate’s management and its Board believe that this transaction is compelling for several reasons:

•

It provides an opportunity to reduce leverage significantly while simultaneously highlighting the value of Lionsgate’s standalone studio business at a valuation more reflective of the studio business’s outlook than what Lionsgate’s current consolidated valuation reflects.

•	It increases Lionsgate’s strategic optionality for both STARZ and the studio business.

•	It preserves Lionsgate’s highly attractive capital structure.

•	It establishes the studio business as a separate, publicly traded entity with a single voting class of stock.

Question: Why did Lionsgate pursue a transaction with Screaming Eagle versus another way to raise equity capital (e.g., an initial public offering in the subsidiary)?

Answer: Lionsgate’s management believes the transaction with Screaming Eagle provides a more favorable structure compared to potential alternatives for many reasons, including:

•

Greater price discovery and confidence. A Special Committee of Lionsgate’s Board negotiated directly with Screaming Eagle to establish an equitable transaction price and compelling valuation for both sides.

•

Lower share dilution than traditional SPAC transactions, with all sponsor private warrants eliminated for no consideration, public warrants expected to be eliminated at $0.50 consideration per warrant and 78% of sponsor promote eliminated for no consideration.

Question: What is Lionsgate’s management’s outlook for Lionsgate Studio’s fiscal 2024 and 2025?

Answer: Lionsgate’s management is reiterating its outlook for Lionsgate Studios of $300 million to $350 million of adjusted OIBDA for fiscal 2024 (before any impact from the acquisition of eOne). For fiscal 2025, Lionsgate’s management is forecasting that Lionsgate Studios will generate $370 million of Adjusted OIBDA, before any impact from the acquisition of eOne. Lionsgate’s management believes that eOne will exit fiscal 2025 with an annual run-rate Adjusted OIBDA contribution of $60 million.

Question: What is the valuation of the Studio Business implied in the transaction?

Answer: At the $10.70 per share transaction price, Lionsgate Studios is being valued at 10.7x fiscal 2025 Adjusted OIBDA, which includes a $60 million annual run-rate contribution of Adjusted OIBDA from eOne.

Question: What does the transaction value imply for what Lionsgate’s (LGF.A, LGF.B) investment in Lionsgate Studio is worth?

Answer: As noted in the investor presentation, the pro forma equity value of Lionsgate Studios is $3.065 billion. Given that Lionsgate is expected to continue to own 87.3% of Lionsgate Studio, Lionsgate’s implied stake in Lionsgate Studios is worth $2.677 billion, or approximately $11.39 per current LGF.A or LGF.B share (based on approximately 235 million diluted shares outstanding as of September 30, 2023).

Question: What are the closing conditions of this transaction? Is there a minimum threshold of Screaming Eagle trust capital it needs to retain at closing for the transaction to close?

Answer: There will be customary conditions relating to the effectiveness of the Registration Statement under SEC rules, approval of the plan of arrangement implementing the transaction by the British Columbia court and approval by shareholders of Screaming Eagle, among others. However, this transaction will not require a shareholder vote from current Lionsgate (LGF.A, LGF.B) shareholders. Transaction closure is also contingent on a minimum amount of $175 million in the Screaming Eagle trust account at the closing of the transaction.

Question: What happens to STARZ in this transaction? Will there be any impact on STARZ’s relationship with Lionsgate Studios after the merger closes?

Answer: There will be no direct impact to STARZ’s business from this transaction. STARZ’s content relationships with the Television Studio and Motion Picture Group will remain in place. STARZ will continue to be wholly owned by parent company Lionsgate

Question: What is the status of Lionsgate’s previously announced intention to separate STARZ and the studio?

Answer: Lionsgate’s management remains committed to a full separation of Lionsgate Studios and STARZ.

Question: Can Lionsgate’s LGF.A and LGF.B investors freely trade their proportionate Lionsgate Studios shares after the transaction closes? If not, does management plan on distributing Lionsgate Studios shares to Lionsgate’s LGF.A and LGF.B investors on a pro rata basis?

Answer: At closing, Lionsgate’s investors will indirectly own an 87.3% stake in Lionsgate Studios. Those shares will not be freely tradeable by Lionsgate investors but will be controlled by Lionsgate as the controlling shareholder of Lionsgate Studios. As noted above, management is assessing a potential timeline to fully distribute Lionsgate Studios shares to Lionsgate shareholders but does not have an estimated date to announce at this time.

Question: What are the tax implications of this transaction to Lionsgate or Lionsgate Studios?

Answer: With respect to Lionsgate, the transaction is intended to qualify as an exchange that is generally tax-free for U.S. federal income tax purposes.

Additional Information About the Transaction and Where to Find It

In connection with the transaction, a subsidiary of Screaming Eagle (“New Screaming Eagle”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (the “Registration Statement”), which will include a preliminary proxy statement of Screaming Eagle and a preliminary prospectus of New Screaming Eagle, and after the Registration Statement is declared effective, Screaming Eagle will mail the definitive proxy statement/prospectus relating to the transaction to its shareholders and public warrant holders as of the respective record date to be established for voting at the meeting of its shareholders (the “Screaming Eagle Shareholders Meeting”) and public warrant holders (“Screaming Eagle Public Warrant Holder Meeting”) to be held in connection with the transaction. The Registration Statement, including the proxy statement/prospectus contained therein, will contain important information about the transaction and the other matters to be voted upon at the Screaming Eagle Shareholders Meeting and Screaming Eagle Public Warrant Holder Meeting. This communication does not contain all the information that should be considered concerning the transaction and other matters and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. Screaming Eagle, New Screaming Eagle and Lionsgate may also file other documents with the SEC regarding the transaction. Screaming Eagle’s shareholders, public warrant holders and other interested persons are advised to read, when available, the Registration Statement, including the preliminary proxy statement/prospectus contained therein, the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the transaction, as these materials will contain important information about Screaming Eagle, New Screaming Eagle, Lionsgate, Studio Business and the transaction.

Screaming Eagle’s shareholders, public warrant holders and other interested persons will be able to obtain copies of the Registration Statement, including the preliminary proxy statement/prospectus contained therein, the definitive proxy statement/prospectus and other documents filed or that will be filed with the SEC, free of charge, by Screaming Eagle, New Screaming Eagle and Lionsgate through the website maintained by the SEC at www.sec.gov.

Participants in the Solicitation

Screaming Eagle, New Screaming Eagle, Lionsgate and their respective directors and officers may be deemed participants in the solicitation of proxies of Screaming Eagle shareholders and public warrant holders in connection with the transaction. More detailed information regarding the directors and officers of Screaming Eagle, and a description of their interests in Screaming Eagle, is contained in Screaming Eagle’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 1, 2023, and is available free of charge at the SEC’s website at www.sec.gov. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Screaming Eagle’s shareholders and public warrant holders in connection with the transaction and other matters to be voted upon at the Screaming Eagle Shareholders Meeting and SEAC Public Warrant Holders Meeting will be set forth in the Registration Statement for the transaction when available.

Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about the Screaming Eagle or Lionsgate’s ability to effectuate the transaction discussed in this document; the benefits of the transaction; the future financial performance of Lionsgate Studios (which will be the go-forward public company following the completion of the transaction) following the transactions; changes in Lionsgate’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this document, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Screaming Eagle, Lionsgate or New Screaming Eagle’s views as of any subsequent date, and none of Screaming Eagle, Lionsgate or New Screaming Eagle undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. Neither New Screaming Eagle nor Screaming Eagle gives any assurance that either New Screaming Eagle or Screaming Eagle will achieve its expectations. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, New Screaming Eagle’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include: (i) the timing to complete the transaction by Screaming Eagle’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by Screaming Eagle; (ii) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements relating to the transaction; (iii) the outcome of any legal, regulatory or governmental proceedings that may be instituted against New Screaming Eagle, Screaming Eagle, Lionsgate or any investigation or inquiry following announcement of the transaction, including in connection with the transaction; (iv) the inability to complete the transaction due to the failure to obtain approval of Screaming Eagle’s shareholders or Screaming Eagle’s public warrant holders; (v) Lionsgate’s and New Screaming Eagle’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the transaction; (vi) the ability of the parties to obtain the listing of Lionsgate Studios’ Common Shares on a national securities exchange upon the date of closing of the transaction; (vii) the risk that the transaction disrupts current plans and operations of Lionsgate; (viii) the ability to recognize the anticipated benefits of the transaction; (ix) unexpected costs related to the transaction; (x) the amount of redemptions by Screaming Eagle’s public shareholders being greater than expected; (xi) the management and board composition of Lionsgate Studios following completion of the transaction; (xii) limited liquidity and trading of Lionsgate Studios’ securities following completion of the transactions; (xiii) changes in domestic and foreign business, market, financial, political and legal conditions, (xiv) the possibility that Lionsgate or Screaming Eagle may be adversely affected by other economic, business, and/or competitive factors; (xv) operational risks; (xvi) litigation and regulatory enforcement risks, including the diversion of management time and attention and the additional costs and demands on Lionsgate’s resources; (xvii) the risk that the consummation of the transaction is substantially delayed or does not occur; and (xix) other risks and uncertainties indicated from time to time in the Registration Statement, including those under “Risk Factors” therein, and in the other filings of Screaming Eagle, New Screaming Eagle and Lionsgate with the SEC.

No Offer or Solicitation

This communication does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transaction or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any securities of Lionsgate, Screaming Eagle, the combined company or any of their respective affiliates. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, nor shall any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be affected. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the transaction or the accuracy or adequacy of this communication.

Additional Information Available on Lionsgate’s Website

The information in this press release should be read in conjunction with the financial statements and footnotes contained in the Lionsgate Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which has been posted on Lionsgate’s website at http://investors.lionsgate.com/financial-reports/sec-filings.